Exhibit 10.14

TRADEMARK SECURITY AGREEMENT, dated as of December 13, 2019 (this “Agreement”), among STERIGENICS U.S., LLC (the “Grantor”) and Jefferies Finance LLC, as collateral agent (in such capacity, the “First Lien Collateral Agent”).

Reference is made to (a) the First Lien Credit Agreement dated as of December 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”) among SOTERA HEALTH TOPCO, INC., a Delaware corporation (“Holdings”), SOTERA HEALTH HOLDINGS, LLC (the “Borrower”), the Lenders and Issuing Banks from time to time party thereto and JEFFERIES FINANCE LLC, as First Lien Administrative Agent and (b) the First Lien Collateral Agreement dated of December 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Collateral Agreement”) among the Borrower, the other Grantors from time to time party thereto, Holdings, and the First Lien Collateral Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the First Lien Credit Agreement. The Grantor is an Affiliate of the Borrower and is willing to execute and deliver this Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued. Accordingly, the parties hereto agree as follows:

SECTION 1. Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the First Lien Collateral Agreement. The rules of construction specified in Section 1.01(b) of the First Lien Collateral Agreement also apply to this Agreement.

SECTION 2. Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Grantor hereby grants to the First Lien Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under the United States Trademarks listed on Schedule I attached hereto (the “Trademark Collateral”). This Agreement is not to be construed as an assignment of any trademark or trademark application. Notwithstanding anything herein to the contrary, the Trademark Collateral shall not include, and in no event shall the Security Interest attach to, any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act.

SECTION 3. Termination. Subject to Section 5.13 of the First Lien Collateral Agreement, upon the occurrence of the Termination Date, the security interest granted herein shall terminate and the First Lien Collateral Agent shall execute, acknowledge, and deliver to the Grantors all instruments in writing in recordable form to evidence and release the collateral pledge, grant, assignment, lien and security interest in the Trademark Collateral under this Agreement.

SECTION 4. First Lien Collateral Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the First Lien Collateral Agent with respect to the Trademark

Collateral are more fully set forth in the First Lien Collateral Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the First Lien Collateral Agreement, the terms of the First Lien Collateral Agreement shall govern.

SECTION 5. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

SECTION 6. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

STERIGENICS U.S., LLC, as Grantor

By:	/s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer & Treasurer

JEFFERIES FINANCE LLC, as First Lien Collateral Agent

By:	/s/ Jason Kennedy
Name:	Jason Kennedy
Title:	Managing Director

[Signature Page to Trademark Security Agreement]